Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for August 2009

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS August 25, 2009 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of August 2009. Unitholders of record on August 31, 2009 will receive distributions amounting to $292,887 or $0.157162856 per unit payable on October 31, 2009. The Trust received $176,972 and $2,036 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $127,333.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701